SALBERG & COMPANY, P.A.
-----------------------
Certified Public Accountants and Consultants




March 5, 2004


Office of the Chief Accountants
SECPS Letter File
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Advanced Sports Technologies, Inc.
	File Reference No 333-106299


We were previously the principal accountants for Advanced Sports Technologies, Inc. and under the date of October 20, 2003, we reported on the financial statements of Advanced Sports Technologies, Inc. as of July 31, 2003 and 2002 and for the period from August 9, 2001 (inception) to July 31, 2003. On March 4, 2004, we were dismissed as principal accountant. We have read Advanced Sports Technologies, Inc.'s statements included in Item 4(a)(i), (ii), (iv) and (v) of the Form 8-K dated March 4, 2003 of Advanced Sports Technologies, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements.





Very truly yours,
SALBERG & COMPANY, P.A.


/s/ Scott D. Salberg
--------------------------
Scott D. Salberg, CPA, CVA
For the Firm



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